UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Airspan Networks Holdings Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1)

Dear Airspan Stockholder:

I am pleased to invite you to the 2023 Annual Meeting of Stockholders of Airspan Networks Holdings Inc., to be held on Tuesday, June 20, 2023, at 11:00 a.m. Eastern Time. The annual meeting will be a completely virtual meeting conducted via live webcast. Stockholders will have an equal opportunity to participate at the annual meeting online regardless of their geographic location. You will be able to attend the annual meeting online and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/MIMO2023 and entering the control number that appears on your Notice of Internet Availability of Proxy Materials, proxy card or any additional voting instructions accompanying these proxy materials. For further information on how to participate at the annual meeting, please see the accompanying proxy statement. We recommend that you log in a few minutes before the annual meeting to ensure you are admitted when the annual meeting starts.

We are pleased to make our Annual Report on Form 10-K for the year ended December 31, 2022, and proxy materials available to stockholders over the Internet under the U.S. Securities and Exchange Commission’s Notice and Access rules. We believe this electronic delivery option provides our stockholders with information in a more timely, cost-efficient and environmentally-conscious manner versus providing materials in paper form.

It is very important that your shares be represented and voted at the annual meeting regardless of whether you plan to attend electronically. The accompanying proxy statement contains information about the matters on which you are asked to vote as well as specific instructions for voting over the telephone or via the Internet, or submitting your proxy. If you have previously received our Notice of Internet Availability of Proxy Materials, the instructions regarding how you can vote are contained in that notice. You are encouraged to read the materials carefully and vote in accordance with the recommendations of the Board of Directors.

Thank you for your investment in Airspan. We appreciate your support.

Sincerely,

/s/ Eric D. Stonestrom

Eric D. Stonestrom
Chief Executive Officer and Chairman of the Board of Directors

April 28, 2023

This proxy statement, along with the enclosed proxy card, is first being made available to stockholders on or about April 28, 2023.

AIRSPAN NETWORKS HOLDINGS INC.
777 Yamato Road, Suite 310
Boca Raton, Florida 33431

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Tuesday, June 20, 2023, 11:00 a.m. Eastern Time. Please allow ample time for the online check-in process.

Place:	The 2023 Annual Meeting of Stockholders of Airspan Networks Holdings Inc. (the “Annual Meeting”) will be held through a virtual web conference at www.virtualshareholdermeeting.com/MIMO2023.

To participate at the Annual Meeting, you will need your 16-digit control number, which can be found in your Notice of Internet Availability of Proxy Materials, on your proxy card or any additional voting instructions accompanying these proxy materials.

Record Date:	April 21, 2023 (the “Record Date”)

Items to be Voted On:	1.	The election of Bandel L. Carano, Michael T. Flynn and Scot B. Jarvis as Class II directors, each for a three-year term ending at the 2026 Annual Meeting of Stockholders or until their successor is duly elected and qualified;

	2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

	3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

How to Vote:	IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE THAT YOU WILL PROMPTLY VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, MAIL OR VIA THE INTERNET, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

Our Board of Directors has fixed the close of business on April 21, 2023 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting at our principal executive offices, located at 777 Yamato Road, Suite 310, Boca Raton, Florida, during normal business hours. The complete list of these stockholders will also be available during the Annual Meeting for examination by any stockholder at www.virtualshareholdermeeting.com/MIMO2023.

By Order of the Board of Directors,

/s/ David Brant

David Brant
Secretary
April 28, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON JUNE 20, 2023.

Our proxy materials, including our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2022, are available at the following websites: www.virtualshareholdermeeting.com/MIMO2023 and https//ir.airspan.com.

We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of the Annual Meeting. We will mail a Notice of Internet Availability of Proxy Materials to certain of our stockholders. This Notice of Internet Availability of Proxy Materials contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

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BACKGROUND NOTE

On August 13, 2021 (the “Closing”), New Beginnings Acquisition Corp., a Delaware corporation (“New Beginnings”), Artemis Merger Sub Corp., a Delaware corporation and wholly-owned direct subsidiary of New Beginnings (“Merger Sub”), and Airspan Networks Inc., a Delaware corporation (“Legacy Airspan”), consummated their previously announced business combination (the “Business Combination”) pursuant to the terms of a Business Combination Agreement, dated as of March 8, 2021 (the “Business Combination Agreement”).

Pursuant to the Business Combination Agreement, on the Closing date, (i) New Beginnings changed its name to “Airspan Networks Holdings Inc.” and (ii) shares of Legacy Airspan capital stock issued and outstanding immediately prior to the Closing (including shares of Legacy Airspan capital stock issued pursuant to the net exercise of warrants to purchase Legacy Airspan capital stock, but excluding shares of Legacy Airspan restricted stock that were not Legacy Airspan accelerated restricted stock) were automatically converted into and became the right to receive 59,726,486 shares of Airspan Networks Holdings Inc. common stock and 9,000,000 warrants to purchase Airspan Networks Holdings Inc. common stock.

In this proxy statement, unless the context requires otherwise, references to “Airspan,” the “Company,” “we,” “us,” and “our,” and similar references refer to Airspan Networks Holdings Inc. and its wholly owned subsidiaries following the Business Combination and to Legacy Airspan prior to the Business Combination.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did you send me this proxy statement?

We sent you this proxy statement because our Board of Directors (the “Board”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders of Airspan Networks Holdings Inc. (the “Annual Meeting”) to be held on June 20, 2023, at 11:00 a.m. Eastern Time and at any postponements or adjournments of the Annual Meeting. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.

Who can vote at the Annual Meeting?

Only stockholders as of the record date are entitled to notice of and to vote at the Annual Meeting. The record date to determine stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 21, 2023. On the record date, there were 74,582,992 shares of our common stock outstanding. We have no other securities entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of common stock entitles the holder thereof to one vote with respect to all matters submitted to stockholders at the Annual Meeting. We do not have cumulative voting rights for the election of directors.

How many shares must be present to conduct the Annual Meeting?

The presence electronically or representation by proxy of a majority of the shares of common stock of the Company issued and outstanding and entitled to vote at the Annual Meeting is necessary to establish a quorum. Abstentions and broker non-votes will be included in the shares present or represented at the Annual Meeting for purposes of determining whether a quorum is present, but will not affect the outcome of the vote on any proposal. As of the record date, there were 74,582,992 shares of our common stock issued and outstanding and entitled to vote. Accordingly, the holders of 37,291,496 shares of our common stock must be present or represented at the Annual Meeting to have a quorum. If a quorum is not present, the chair of the Annual Meeting may adjourn the meeting until a quorum is obtained.

What matters are to be voted on at the Annual Meeting?

The following proposals are scheduled to be voted on at the Annual Meeting:

1.	The election of Bandel L. Carano, Michael T. Flynn and Scot B. Jarvis as Class II directors, each for a three-year term ending at the 2026 Annual Meeting of Stockholders or until their successor is duly elected and qualified;

2.	The ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

3.	Any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

As of the date of this proxy statement, we do not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

How does the Board recommend that I vote?

The Board recommends that you vote:

1.	FOR the election the election of each of Bandel L. Carano, Michael T. Flynn and Scot B. Jarvis as a Class II director, each for a three-year term ending at the 2026 Annual Meeting of Stockholders or until their successor is duly elected and qualified; and

2.	FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

How do I vote at the Annual Meeting?

Stockholders of record, who hold shares registered in their names, can vote by:

Internet www.proxyvote.com	Calling 1-800-690-6903 Toll-free from the U.S. or Canada	Mail Return the signed proxy card

Telephone and internet voting facilities for stockholders of record will be available 24 hours a day. You may vote over the telephone or via the Internet until 11:59 p.m. on June 19, 2023.

Stockholders of record and beneficial stockholders may vote online during the Annual Meeting. You may cast your vote electronically during the Annual Meeting using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. If you do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number.

Beneficial owners, who own shares through a bank, brokerage firm, or other nominee, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the internet, as provided by the bank, broker or other nominee. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.

Even if you plan to participate at our Annual Meeting via virtual web conference, please cast your vote as soon as possible.

Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been signed and dated. If you vote your shares via the Internet, by telephone or by executing and returning a proxy card by mail but you do not provide specific instructions with respect to the proposals, your shares will be voted FOR the director nominees named in this proxy statement and FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

As of the date of this proxy statement, we do not know of any matters to be presented at the Annual Meeting except those described in this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

During the Annual Meeting, a list of stockholders entitled to vote will be available for examination at www.virtualshareholdermeeting.com/MIMO2023. The list will also be available for 10 days prior to the Annual Meeting for a purpose germane to the meeting at our principal executive offices, Airspan Networks Holdings Inc., 777 Yamato Road, Suite 310, Boca Raton, Florida 33431.

What does it mean if I receive more than one set of proxy materials?

You may receive more than one set of proxy materials, including multiple copies of this proxy statement, multiple copies of the Notice of Internet Availability of Proxy Materials and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice of Internet Availability of Proxy Materials or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the telephone or via the Internet the shares represented by each Notice of Internet Availability of Proxy Materials that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices of Internet Availability of Proxy Materials).

May I change or revoke my vote?

Yes. You may change or revoke your proxy at any time before it is voted at the Annual Meeting. If you are a stockholder of record, you may change or revoke your vote by submitting another later dated proxy by telephone, Internet or mail, by voting your shares electronically on the virtual meeting platform at the Annual Meeting (your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote in person at the Annual Meeting to revoke your proxy) or by delivering a signed revocation letter to David Brant, the Company’s Secretary, at our address above before the Annual Meeting, which states that you have revoked your proxy. Your latest dated proxy card, Internet vote or telephone vote is the one that is counted. If you are a beneficial owner and your shares are held in street name, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee, or if you have obtained a legal proxy from such entity giving you the right to vote your shares, you may change your vote by attending the Annual Meeting and voting electronically on the virtual meeting platform.

What vote is required to elect directors and approve the other matters described in this proxy statement?

The election of Class II directors requires the affirmative vote of a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, provided a quorum is present. Accordingly, the three director nominees receiving the highest number of “FOR” votes will be elected. With respect to proposal to elect three Class II directors, you may vote “FOR” or “WITHHOLD” authority to vote for each of the director nominees. If you “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of the director nominees.

The ratification of the appointment of Grant Thornton requires the affirmative vote of a majority in voting power of the votes cast on this proposal. For this purpose, “votes cast” means all votes cast in favor of or against this proposal by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, provided a quorum is present, but will not include abstentions or broker non-votes. Accordingly, if you “ABSTAIN” from voting with respect to this proposal, it will have no effect on the vote for this proposal. Similarly, broker non-votes will also have no effect on the vote for this proposal.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with our transfer agent, you are the “stockholder of record” of those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting. On the other hand, if you purchased your shares through a brokerage or other financial intermediary, the brokerage or other financial intermediary will automatically put your shares into “street name” which means that the brokerage or other financial intermediary will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the “beneficial owner.”

How do I vote if my bank or broker holds my shares in “street name”?

If, at the close of business on the record date, you held your shares in “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should refer to the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to so-called routine matters (Proposal 2 (Ratification of Independent Registered Accounting Firm)), but will not be permitted to exercise voting discretion with respect to non-routine matters (Proposal 1 (Election of Directors)). Thus, if you do not give your bank, broker or nominee specific instructions with respect to Proposal 2, your shares will be voted in such entity’s discretion. If you do not give your bank, broker or nominee specific instructions with respect to Proposal 1, your shares will not be voted on such proposal. This is called a “broker non-vote.” Shares represented by such broker non-votes will be counted in determining whether there is a quorum and will have no effect on the non-routine proposal. We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the Annual Meeting.

How will the votes be counted at the Annual Meeting?

The votes will be counted by the inspector of election appointed for the Annual Meeting.

How will the Company announce the voting results?

Preliminary voting results will be announced at the Annual Meeting. In addition, the Company will report the final results of the voting at the Annual Meeting in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting.

Who pays for the Company’s solicitation of proxies?

The Board is soliciting your proxy to vote your shares of common stock at the Annual Meeting. We will bear the cost of soliciting proxies on behalf of the Company, including preparing, printing and mailing this proxy statement. Proxies may be solicited personally, by mail, email or by telephone by certain of our directors, officers, employees or representatives. Our directors and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials.

What is “householding” and how does it work?

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials, proxy statement or Annual Report on Form 10-K for the year ended December 31, 2022, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to Airspan Networks Holdings Inc., 777 Yamato Road, Suite 310, Boca Raton, Florida 33431, Attention: Investor Relations.

Stockholder who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How do I participate in the Annual Meeting?

We are hosting the Annual Meeting through a virtual web conference. You will not be able to attend the meeting in person. You will be able to attend the virtual Annual Meeting and vote your shares electronically during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/MIMO2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. The Annual Meeting will begin promptly at 11:00 a.m. Eastern Time. Online check-in will be available beginning at 10:45 a.m. Eastern Time. Please allow ample time for the online check-in process. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting.

What if I need technical assistance?

There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting website. If you encounter any difficulties accessing the virtual Annual Meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

PROPOSAL ONE — ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), the Board has nominated Bandel L. Carano, Michael T. Flynn and Scot B. Jarvis as Class II director nominees for election at the Annual Meeting, each for a three-year term ending at the 2026 Annual Meeting of Stockholders or until their successor is duly elected and qualified.

Our Board is currently comprised of nine directors. As described in our Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), our Board is currently divided into three classes. The term of our Class II directors expires at this Annual Meeting, the term of our Class III directors expires at the annual meeting of stockholders of the Company to be held in 2024 and the term of our Class I directors expires at the annual meeting of stockholders of the Company to be held in 2025. The following table describes the schedule for the election of our directors over the next three annual meetings of our stockholders and the terms our directors will serve if elected.

Meeting	Class of Directors Standing for Election	Term
2023 Annual Meeting	Class II	Three-year term expiring at 2026 Annual Meeting
2024 Annual Meeting	Class III	Three-year term expiring at 2027 Annual Meeting
2025 Annual Meeting	Class I	Three-year term expiring at 2028 Annual Meeting

If you return a duly executed proxy card without specifying how your shares are to be voted, the persons named in the proxy card will vote to elect Bandel L. Carano, Michael T. Flynn and Scot B. Jarvis as Class II directors. Bandel L. Carano, Michael T. Flynn and Scot B. Jarvis each currently serve on our Board, have consented to being named in this proxy statement and indicated their willingness to continue to serve on the Board if elected. However, if any director nominee should be unable to serve, or for good cause will not serve, the shares of our common stock represented by proxies may be voted for a substitute nominee designated by our Board, or, in the discretion of our Board, our Board may reduce its size. Our Board has no reason to believe that any of the nominees will be unable to serve if elected.

The biographies of each of our current directors, including our Class II director nominees, are included below. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. Other than disclosed in this proxy statement, no arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

Required Vote

The election of Class II directors requires the affirmative vote of a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, provided a quorum is present.

Board Recommendation

Our Board unanimously recommends that you vote “FOR” the election of each of Bandel L. Carano, Michael T. Flynn and Scot B. Jarvis as Class II directors.

DIRECTOR BIOGRAPHIES

Class II director nominees to be elected at the Annual Meeting (subsequent term to expire in 2026)

Bandel L. Carano, age 61, joined the Legacy Airspan board of directors in September 2006. Mr. Carano, who was a member of the Legacy Airspan board of directors from January 1998 to February 2001, has been a general partner of Oak Investment Partners, a multi-stage venture capital firm, since 1987. Mr. Carano also serves on the board of directors of Centric Software, NextNav (NN:NASDAQ) and nLight, and previously served on the board of directors of NeoPhotonics and Kratos Defence and Security Solutions (KTOS:NASDAQ). Prior to Oak Investment Partners, Mr. Carano joined Morgan Stanley’s Venture Capital Group in 1983, where he was responsible for advising Morgan Stanley on high-tech new business development, as well as sponsoring venture investments. Mr. Carano holds a B.S. and an M.S. in Electrical Engineering from Stanford University. Mr. Carano’s board experience and experience as a venture capital investor in technology companies make him a valued member of the Board.

Michael T. Flynn, age 74, joined the Legacy Airspan board of directors in July 2001. From 1994 to 2004, Mr. Flynn served as group president of ALLTEL Corporation, an integrated telecommunications provider of wireline and wireless telephony, Internet and high-speed data services. Prior to that, he was an officer with SBC Corp and the Bell System for 25 years. From September 2005 to June of 2018, he was a member of the board of CALIX Inc. (CALX:NYSE), a manufacturer of broadband access equipment, and participated in its successful initial public offering in 2010. Mr. Flynn also served as a director of Atlantic Tel-Networks (ATNI:NASDAQ) from June of 2010 to June of 2019. He has previously served as a board member of several companies resulting in successful mergers or acquisitions, including: Taqua sold to Tekelec in 2004; WebEx Communications (WEBX:NASDAQ) sold to Cisco for $3.2 billion in 2007; Bay Packets merged with GENBAND in 2006, where Mr. Flynn continued to serve until 2009; and iLinc (ILC:AMEX) sold to Broadsoft. Mr. Flynn earned his B.S. degree in Industrial Engineering from Texas A&M University in 1970. He attended the Dartmouth Institute in 1986 and the Harvard Advanced Management Program in 1988. Mr. Flynn’s business experience, mergers and acquisitions experience and board experience make him a valued member of the Board.

Scot B. Jarvis, age 62, joined the board of directors of Legacy Airspan in January 2011. He joined Oak Investment Partners in 1999 after a highly successful career in management and investment roles in the wireless communications industry and served as a Venture Partner until 2021. A graduate of the University of Washington, Mr. Jarvis founded and served as the first President of Nextlink Communications, served as a Regional President of Nextel, and served as a Senior Executive with McCaw Cellular (now AT&T Wireless). More recently, Mr. Jarvis was the Founder of Cedar Grove Investments, a private equity firm with a focus on wireless communications. He has served or currently serves on the boards of public and private companies, including Kratos Defense and Security Solutions, Vitesse Semiconductor, Spectrum Effect and Slingshot Sports. Mr. Jarvis’ industry experience, business experience and board experience make him a valued member of the Board.

Class III directors (terms to expire in 2024)

Thomas S. Huseby, age 75, joined the Legacy Airspan board of directors in January 1998, serving as Chairman of the Board from 1998 until 2000 and a second term as Chairman from 2010 until February 2022. Since August 1997, Mr. Huseby has served as the Managing Partner of SeaPoint Ventures, a venture capital fund focused on communications infrastructure. Mr. Huseby served as a Venture Partner at Oak Investment Partners from 1997 to 2021. Prior to founding SeaPoint Ventures, Mr. Huseby was the Chairman and CEO of Metawave Communications and prior to that of Innova Corporation. Mr. Huseby has a B.A. and a B.S.I.E. from Columbia University and an M.B.A. from Stanford University. Mr. Huseby’s business experience and experience as a venture capital investor in the communications industry make him a valued member of the Board.

Michael Liebowitz, age 54, has been a director since the inception of New Beginnings. He is an entrepreneur, private investor and seasoned business executive with extensive experience founding, acquiring, and monetizing businesses in the insurance and financial industries. Mr. Liebowitz served as President and Chief Executive Officer of Harbor Group Consulting LLC, an insurance and risk management consulting firm, from its formation in 1995 to 2018. Mr. Liebowitz currently serves as a Managing Director and Executive Vice President of Alliant Insurance Services, Inc., and President and Chief Executive Officer of the Harbor Group Division of Alliant Insurance Services Inc., which acquired Harbor Group Consulting in 2018. Mr. Liebowitz served as President and Chief Executive Officer of Innova Risk Management, a boutique real-estate insurance firm, which he acquired in 2006 in a joint venture with Douglas Elliman Real Estate and was subsequently sold in 2019. Innova is a leading provider of property and casualty insurance in the co-op and condominium markets in the New York area. In 2017, Mr. Liebowitz founded High Street Valuations, a firm that specializes in providing insurable value calculations for banks, capital market lenders, owners, and property management companies, for which he serves as President at Chief Executive Officer. Mr. Liebowitz has been a director of Douglas Elliman Inc. (NYSE: DOUG) since December 2021, and Nocopi Technologies Inc. (OTC Pink: NNUP) since October 2022. Mr. Liebowitz served on the board of Ladenburg Thalmann Financial Services Inc. (NYSE American: LTS), the parent company of Ladenburg Thalmann, from January 2019 to February 2020 and the board of The Hilb Group, a leading middle market insurance agency headquartered in Richmond, Virginia, from 2011 to 2013. Since 2008, Mr. Liebowitz has served as President and Chief Executive Officer of Hallman & Lorber Associates, Inc., a firm that provides consultancy and actuarial services to qualified pension plans. In 1999, Mr. Liebowitz was a founding principal of National Financial Partners Corp. (NYSE: NFP), which was taken public in 2003 and was acquired by a controlled affiliate of Madison Dearborn Partners, LLC in 2013. Mr. Liebowitz has acted as an advisor to many of the largest financial services companies around the globe on their complex insurance matters within their investment banking/M&A groups Mr. Liebowitz is the managing member of M2AFO, LLC a family office vehicle he created in 2018. Mr. Liebowitz graduated from CW Post College-LI University with a B.S. in Finance. Mr. Liebowitz’s mergers and acquisitions experience, experience with special acquisition companies and board experience make him a valued member of the Board.

Dominique Trempont, age 69, joined the board of directors of Legacy Airspan in May 2018. He also serves on the board of On24, a public cloud based SaaS company that provides a leading cloud-based digital experience platform that makes it easy to create, scale, and personalize engaging experiences to drive measurable business growth, as its Lead Director and chair of the Compensation and Nomination/Governance Committees, since February 2010. He serves as a board director of Daily Mail and General Trust plc, a producer of content, information analytics and events for businesses and consumers, since February 2011. He served on the board of Real Networks, a cloud based SaaS company focused on mobile applications, as its Lead director and Chair of the Risk and Audit Committee, since July 2010. He also served as a director, chair of the Audit Committee and of the Nomination and Governance Committee of Energy Recovery, Inc., a manufacturer of efficient energy recovery devices utilized in the water desalination industry, for 9 years, since July 2008. From 2005 to November 2011, Mr. Trempont served as a director of Finisar Corporation, a global company that develops and markets high-speed data communication systems and software for networking and storage. From 2006 to April 2010, Mr. Trempont served as a director and chair of the audit committee of 3Com Corporation, a network management company that was acquired by Hewlett Packard in April 2010. From 2003 to 2005, Mr. Trempont was CEO-in-Residence at Battery Ventures, a venture capital firm. Prior to joining Battery Ventures, Mr. Trempont was Chairman, President and Chief Executive Officer of Kanisa, Inc., a cloud service company focused on artificial intelligence and machine learning to enable enterprise self-service applications, from 1999 to 2002. Mr. Trempont was President and CEO of Gemplus Corporation, a smart card and Internet-of-Things focused company, from 1997 to 1999. Prior to Gemplus, Mr. Trempont worked closely with Steve Jobs on the turnaround of NeXT Software; he served as Chief Financial Officer and head of Operations of the company. Mr. Trempont began his career at Raychem Corporation, a materials science and technology company focused on telecommunications, electronics, automotive and other industries. He was an adjunct professor at INSEAD from 2010 to 2016. Mr. Trempont earned an undergraduate degree in Economics from College St. Louis (Belgium), a B.A. with high honors in Business Administration and Software Engineering (LSM) from the University of Louvain (Belgium) and a master’s degree in Business Administration from INSEAD (France/Singapore). Mr. Trempont’s industry and board experience make him a valued member of the Board. In addition, Mr. Trempont’s background and skills qualify him to serve as an audit committee financial expert

Class I directors (terms to expire in 2025)

Mathew Oommen, age 54, joined the board of directors of Legacy Airspan in June 2014. Mr. Oommen is President of Reliance Jio Infocomm Limited, which supports over 400 million mobile customers and an extensive set of business and consumer fiber customers. In this role, Mr. Oommen is enabling India’s digital transformation with affordable and scalable broadband connectivity, driving the creation and adoption of digital services in the emerging metaverse and digital 3.0 economy. Mr. Oommen is a member of the board of directors of Reliance Jio Infocomm Limited, the GSMA, O-RAN Alliance, and Netradyne. Prior to Reliance, Mr. Oommen was Chief Technology Officer of Sprint, responsible for product, network and technology development, systems architecture, and device development, including M2M/Connected Car services. Prior to joining Sprint in 2008, Mr. Oommen also held executive positions at Williams Communications Group/Wiltel and MCI Worldcom/Verizon. Mr. Oommen’s industry experience make him a valued member of the Board.

Divya Seshamani, age 44, joined our Board in October 2021. Ms. Seshamani has served as the Managing Partner of Greensphere Capital LLP since 2011. From 2014 to 2017, she was a partner at TPG Europe LLP. A World Economic Forum Young Global Leader for her work in sustainable and impact investing, Ms. Seshamani was previously a council member of the Royal Institute of International Affairs (Chatham House) for two consecutive terms. She is currently a Non-Executive Director of Forterra PLC, a FTSE-250 British manufacturing business. She was appointed by the Secretary of State to advise the UK Government as a member of the HMG’s Council for Sustainable Business, where she leads the Net-Zero Initiative. Ms. Seshamani holds a Bachelor’s degree and Master’s degree in Politics, Philosophy and Economics from Oxford University and a Master’s in Business Administration from Harvard University. Ms. Seshamani’s experience as a private equity and venture capital investor in technology companies make her a valued member of the Board.

Eric D. Stonestrom, age 61, joined us as Executive Vice President and Chief Operating Officer in January 1998. In May 1998, he was named President and Chief Executive Officer, as well as a member of the board of directors of Legacy Airspan. Mr. Stonestrom remained President until the appointment of Glenn Laxdal as President in January 2022. In February 2022, Mr. Stonestrom was appointed Chairman of the Board. From 1995 to January 1998, Mr. Stonestrom was employed by DSC Communications Corporation (“DSC”), a provider of telecommunications equipment and services, as a Vice President of operating divisions, including our product line. From 1984 until 1995, Mr. Stonestrom worked at telecommunications corporations Bell Laboratories and AT&T in a variety of positions. He received B.S., M.S. and M. Eng. degrees in 1982, 1983 and 1984, respectively, from the College of Engineering at the University of California at Berkeley. Mr. Stonestrom’s industry experience, leadership abilities and strategic insight make him a valued member of the Board.

CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of our Board. Pursuant to our Amended and Restated Bylaws (the “Bylaws”), the total number of directors is determined from time to time by resolution of our Board, subject to the Certificate of Incorporation and the Stockholders Agreement. Our Board currently consists of nine directors.

Director Independence

NYSE American listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Ms. Seshamani and Messrs. Carano, Flynn, Huseby, Jarvis, Liebowitz and Trempont are “independent directors” as defined in the NYSE American listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Board Leadership Structure

We believe that the structure of our Board and its committees provides strong overall management of our Company. We do not currently have a policy as to whether the offices of Chair of the Board and Chief Executive Officer should be separate, or whether the Chair of the Board should be an employee or elected from among non-employee directors. Our Board believes that it is in the best interests of the Company to have the flexibility to make this determination as circumstances require, and in a manner that it believes is best to provide appropriate leadership. Our Corporate Governance Guidelines provide that a lead director may be elected by the independent directors when the Chair of the Board is a member of management or does not otherwise qualify as independent. The lead director’s responsibilities would include, among other things, presiding over all meetings of the Board at which the Chair of the Board is not present, approving Board meeting schedules and agendas and acting as the liaison between the independent directors and the Chief Executive Officer and the Chair of the Board.

The Board has determined that the best leadership structure for Airspan at this time is to combine the Chair of the Board and Chief Executive Officer positions, with Mr. Stonestrom serving as Chair of the Board and Chief Executive Officer, and not having a lead director. Our Board has determined that combining the roles of Chair of the Board and Chief Executive Officer is best for our Company and its stockholders at this time because it provides unified leadership by Mr. Stonestrom and allows for a single, clear focus for management to execute the Company’s strategy and business plans. The Board believes that this overall structure meets the current corporate governance needs and oversight responsibilities of the Board. Moreover, the Board believes that the independent directors, who compromise a majority of the Board, provide an effective oversight of management.

The Board may modify its leadership structure in the future as it deems appropriate.

Risk Oversight

Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. The audit committee of our Board (the “Audit Committee”) is also responsible for discussing our policies with respect to risk assessment and risk management. Our Board believes its administration of its risk oversight function has not negatively affected our Board’s leadership structure.

Board Meetings and Attendance

Board members are expected to prepare for and attend all meetings of the Board and committees on which they serve. The full Board held a total of 14 meetings in 2022. During 2022, each director attended at least 75% of the aggregate of the total number of Board meetings (held during the period for which they were a director) and the total number of meetings held by all committees of the Board on which they served (during the periods that they served), except for Mr. Oommen. Although we do not maintain a formal policy regarding director attendance at stockholder meetings, we encourage all directors to attend and attempt to schedule such meetings so that all directors can attend. Mr. Eric Stonestrom, Chairman and CEO of the Company, and Messrs. Michael Flynn, Tom Huseby, Michael Liebowitz, and Dominique Trempont attended the annual meeting of stockholders in 2022.

Criteria for Selection of Directors

The Nominating and Corporate Governance Committee is responsible for identifying individuals that are qualified to become members of the Board and ensuring that the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds. Pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee may take into account many factors and seek individuals with backgrounds and qualities that, when combined with those of the Company’s incumbent directors, provide a mix of specific experience qualifications and skills in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of our business and structure. In recommending director candidates for election to the Board, the Nominating and Corporate Governance Committee will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments, as well as whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. In evaluating director candidates, the Nominating and Corporate Governance Committee may also consider the following criteria, as well as any other factor that it deems to be relevant: the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly-held company; the candidate’s experience as a board member of another publicly-held company; the candidate’s professional and academic experience relevant to our industry; the strength of the candidate’s leadership skills; the candidate’s experience in finance and accounting and/or executive compensation practices; whether the candidate has the time required for preparation, participation and attendance at Board meeting and committee meetings, if applicable; and the candidate’s geographic background, gender, age and ethnicity.

Diversity and Inclusion

We believe in attracting, developing and retaining diverse teams. We embrace diversity and inclusion and strive to provide an environment rich with diverse skills, backgrounds and perspectives.

Recommendation of Directors by Stockholders

The Nominating and Corporate Governance Committee will consider candidates for election as a director of the Company that are recommended by any stockholder, provided that the recommending stockholder follows the procedures set forth in our Bylaws for nominations by stockholders of persons to serve as directors. The Nominating and Corporate Governance Committee evaluates such candidates in the same manner by which it evaluates other director candidates considered by the Nominating and Corporate Governance Committee, as described above.

Pursuant to the Bylaws, nominations of persons for election to the Board at a meeting of stockholders may be generally made by any stockholder of the Company entitled to vote for the election of directors at the meeting who sends a timely notice in writing to our Secretary. To be timely, a stockholder’s notice with respect to an annual meeting of stockholders must be delivered to, or mailed and received at, our principal executive offices not less than 90 nor more than 120 days before the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event no annual meeting of stockholders was held in the preceding year, a stockholder’s notices must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting is first made by us; provided, further, that if the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, a stockholder’s notice must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting is first made by us. To be timely, a stockholder’s notice with respect to a special meeting of stockholders must be delivered to, or mailed and received at, our principal executive offices not earlier than 120 days prior to the special meeting and not later than the later of 90 days prior to the special meeting and the 10th day following the day on which public disclosure of the date of the special meeting is first made by us.

The stockholder’s notice or recommendation is required to contain certain prescribed information about each person whom the stockholder proposes to nominate for election as a director, the stockholder giving notice and the beneficial owner, if any, on whose behalf notice is given. The stockholder’s notice must also include the consent of the person proposed to be nominated and to serve as a director if elected. In addition, notice of a nomination must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act. Recommendations or notices relating to director nominations should be sent to Airspan Networks Holdings Inc., 777 Yamato Road, Suite 310, Boca Raton, Florida 33431, Attention: Secretary. See “Additional Information — Stockholder Proposals for 2024 Annual Meeting of Stockholders.”

Corporate Governance

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of this corporate governance include:

●	we have independent director representation on our Audit, Compensation and Nominating and Corporate Governance Committees, and our independent directors meet regularly in executive sessions without the presence of our management or non-independent directors;

●	at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC; and

●	we have implemented a range of other corporate governance best practices, including a robust director education program.

Board Committees

Our Board directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and standing committees. We have a standing Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

Audit Committee

Our Audit Committee is responsible for, among other things:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

●	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board (“FASB”), the SEC or other regulatory authorities.

Our audit committee consists of Ms. Seshamani and Messrs. Liebowitz and Trempont, with Mr. Trempont serving as chair. Under the NYSE American listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Our Board has affirmatively determined that Ms. Seshamani and Messrs. Liebowitz and Trempont each meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the NYSE American rules. Each member of our audit committee also meets the financial literacy requirements of NYSE American listing standards. In addition, our Board has determined that Mr. Trempont qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. Our Board has adopted a written charter for the audit committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this Annual Report or to be part of this Annual Report.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

●	reviewing and approving on an annual basis the compensation of all of our other officers;

●	reviewing on an annual basis our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Our compensation committee consists of Messrs. Flynn, Huseby and Jarvis, with Mr. Jarvis serving as chair. Our Board has affirmatively determined that Messrs. Flynn, Huseby and Jarvis each meet the definition of “independent director” for purposes of serving on the compensation committee under the NYSE American rules, including the heightened independence standards for members of a compensation committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our Board has adopted a written charter for the compensation committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this Annual Report or to be part of this Annual Report.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things:

●	identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board;

●	developing and recommending to the Board and overseeing implementation of our corporate governance guidelines;

●	coordinating and overseeing the annual self-evaluation of our Board, its committees, individual directors and management in the governance of our company; and

●	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

Our nominating and corporate governance committee consists of Ms. Seshamani and Messrs. Carano, Huseby, Liebowitz and Trempont, with Mr. Huseby serving as chair. Our Board has affirmatively determined that Ms. Seshamani and Messrs. Carano, Huseby, Liebowitz and Trempont each meet the definition of “independent director” under the NYSE American rules. Our Board has adopted a written charter for the nominating and corporate governance committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this Annual Report or to be part of this Annual Report.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is available in the “Investor Relations” section of our corporate website at https://ir.airspan.com/corporate-governance. We intend to disclose any amendment to, or waiver from, a provision of the code of business conduct that applies to our principal executive officer, principal financial officer or principal accounting officer on our corporate website. The information on any of our websites is deemed not to be incorporated in this proxy statements or to be part of this proxy statement.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or compensation committee.

Hedging of Company Securities

We believe it is improper and inappropriate for any person associated with Airspan to engage in short-term or speculative transactions involving our securities. Directors, officers and employees of the Company, including contractors and other temporary personnel, and immediate family members of employees of the Company (collectively referred to as “Insiders”) are therefore prohibited under our Insider Trading Policy from trading in any interest or position relating to the future price of our securities, such as a put, call or short sale or other derivative securities on our securities. Our Insider Trading Policy also prohibits Insiders from (i) entering into hedging or monetization transactions or similar arrangements with respect to our securities, (ii) holding our securities in a margin account or (iii) pledging our securities as collateral for a loan.

Communications from Stockholders

The Board will give appropriate attention to written communications that are submitted by stockholders and interested parties, and will respond if and as appropriate. Our General Counsel is primarily responsible for monitoring communications from stockholders and interested parties and for providing copies or summaries to the directors, as appropriate. Our General Counsel, in consultation with appropriate directors as necessary, will review all incoming stockholder and interested party communications and screen for communications that (i) are solicitations for products and services, (ii) relate to matters of a personal nature not relevant for our Board to consider and (iii) matters that are of a type that render them improper or irrelevant to the functioning of the Board or us, including, without limitation, mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material. If appropriate, our General Counsel will route such communications to the appropriate director(s) or, if none is specified, to the Chair of the Board or the lead independent director if the Chair of the Board is not independent. Stockholders and interested parties who wish to send communications on any topic to the Board, the non-employee directors or any director should address such communications to the Board of Directors/Non-Employee Directors, c/o General Counsel, Airspan Networks Holdings Inc., 777 Yamato Road, Suite 310, Boca Raton, Florida 33431.

Compensation of Directors and Officers

Our executive compensation program reflects our compensation policies and philosophies, as they may be modified and updated from time to time.

Decisions with respect to the compensation of our executive officers, including our named executive officers, is made by the Compensation Committee. In fulfilling its responsibilities, the Compensation Committee has the authority to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee may, in its sole discretion, retain or obtain advice from compensation consultants, independent legal counsel or other advisers.

In 2022, our Compensation Committee retained Board Advisory, LLC (“Board Advisory”) as its compensation consultant to provide advice and guidance on the overall competitiveness of our pay methodology for 2022. Board Advisory was instructed to provide an independent review of our peer group, provide a review of executive and Board compensation against peer companies and provide recommendations for prospective awards of performance-based cash and equity. Board Advisory reports directly to our Compensation Committee. Our Compensation Committee may, in its sole discretion, terminate or replace any compensation consultant it retains, and we are required to provide appropriate funding, as determined by our Compensation Committee, for the payment of reasonable compensation to any compensation consultant retained by our Compensation Committee. Board Advisory provides no services to, and earns no fees from, us outside of its engagement with our Compensation Committee. Our Compensation Committee has determined that Board Advisory is independent from management based upon the consideration of relevant factors, including:

●	that Board Advisory does not provide any services to us, except advisory services to our Compensation Committee;

●	that the amount of fees received from us by Board Advisory is not material as a percentage of Board Advisory’s total revenue;

●	that Board Advisory has policies and procedures that are designed to prevent conflicts of interest;

●	that Board Advisory and its employees who provide services to our Compensation Committee do not have any business or personal relationship with any member of our Compensation Committee or any of our executive officers; and

●	that Board Advisory and its employees who provide services to our Compensation Committee do not own any shares of our common stock.

Our executive compensation programs for 2022 are further described below under “Executive Compensation.”

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of copies of reports on Forms 3 and 4 and amendments thereto filed electronically with the SEC during, and reports on Form 5 and amendments thereto filed electronically with the SEC with respect to, the year ended December 31, 2022, and based further upon written representations received by us with respect to the need to file reports on Form 5, no persons filed late reports required by Section 16(a) of the Exchange Act during the year ended December 31, 2022 other than (i) to (x) as follows: (i) a late Form 4 filing by Glenn Laxdal for a transaction on January 24, 2022; (ii) a late Form 4 filing by David Brant for a transaction on August 29, 2022; (iii) a late Form 4 filing by Uzi Shalev for a transaction on August 29, 2022; (iv) a late Form 4 filing by Eric Stonestrom for a transaction on August 29, 2022; (v) a late Form 4 filing by Uzi Shalev for a transaction on September 21, 2022; (vi) a late Form 4 filing by Henrik Smith-Petersen for a transaction on September 21, 2022; (vii) a late Form 4 filing by David Brant for a transaction on September 21, 2022; (viii) a late Form 4 filing by Henrik Smith-Petersen for a transaction on November 21, 2022; (ix) a late Form 4 filing by David Brant for a transaction on November 21, 2022; and (x) a late Form 4 filing by Uzi Shalev for a transaction on November 21, 2022.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. As an emerging growth company, we comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. These three officers are referred to as our named executive officers.

In 2022, our “named executive officers” and their positions were as follows:

●	Eric. D. Stonestrom, Chief Executive Officer and Chairman of the Board of Directors;

●	Glenn Laxdal, President and Chief Operating Officer; and

●	Uzi Shalev, Chief Technical Officer.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Eric D. Stonestrom,	2022	$561,346	$31,050	$2,289,050	$1,159,805	$-	$10,753	$4,052,004
Chief Executive Officer and Chairman of the Board of Directors	2021	$512,922	$216,945	$6,825,000	$851,245	$7,000,000	$169,113	$15,575,225

Glenn Laxdal,	2022(5)	$378,480	$-	$2,729,252	$2,729,587	$-	$2,992	$5,840,311
President & Chief Operating Officer

Uzi Shalev	2022(5)	$296,859	$-	$1,144,525	$840,374	$-	$36,072	$2,326,611
Chief Technical Officer

(1)	The amounts in this column for 2022 represent the aggregate grant date fair value of restricted stock awards granted to each named executive officer, computed in accordance with FASB ASC Topic 718. See Note 18 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the assumptions used in determining the grant date fair value of our equity awards.
(2)	The amounts in this column represent the aggregate grant date fair value of option awards granted to each named executive officer, computed in accordance with FASB ASC Topic 718. See Note 18 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the assumptions used in determining the grant date fair value of our equity awards.
(3)	The amounts in this column represent amounts paid pursuant to the MIP in connection with the Closing of the Business Combination.
(4)	The amounts in this column represent our matching contributions under our 401(k) plan and benefits allowance of $26,913 for Mr. Shalev.
(5)	Mr. Laxdal and Mr. Shalev were not named executive officers in 2021.

Narrative Disclosure to Summary Compensation Table

We have historically provided compensation for our named executive officers by way of base salary and bonus, both of which are provided under the named executive officer’s employment agreement, as well as equity awards.

Employment Agreements

All of our named executive officers are employed with employment agreements.

Eric Stonestrom, Chief Executive Officer

Mr. Stonestrom’s base salary under his employment agreement, dated January 12, 1998, is subject to periodic review and adjustment by our Board. Additionally, Mr. Stonestrom is eligible to receive certain bonus compensation under our bonus plan at a target of 60% of his base salary and is eligible to receive grants under our equity compensation plans. Mr. Stonestrom’s employment agreement has no specified term. See the caption “Potential Payments Upon Termination or Change in Control” for details regarding potential severance payments.

Glenn Laxdal, President & Chief Operating Officer

Mr. Laxdal’s base salary under his offer letter, effective as of January 24, 2022, is subject to periodic review and adjustment. Additionally, Mr. Laxdal is eligible to receive certain bonus compensation under our bonus plan at a target of 50% of his base salary and is eligible to receive grants under our equity compensation plans. Mr. Laxdal’s employment agreement has no specified term. See the caption “Potential Payments Upon Termination or Change in Control” for details regarding potential severance payments.

Uzi Shalev, Chief Technical Officer

Mr. Shalev’s base salary under his offer letter, dated August 16, 2016, is subject to periodic review and adjustment. In addition he receives an allowance of 10.5% of his base salary for benefits. Additionally, Mr. Shalev is eligible to receive certain bonus compensation under our bonus plan based on Company performance as decided by the Board of Directors (or sub-committee thereof) in their sole discretion. Mr. Shalev’s employment agreement has no specified term. See the caption “Potential Payments Upon Termination or Change in Control” for details regarding potential severance payments.

Equity Awards

We have historically offered stock options and restricted stock awards to our named executive officers, as the long-term incentive component of our compensation program. Our stock options generally allow employees to purchase shares of common stock at a price equal to the fair market value of that common stock on the date of grant. Our restricted stock awards generally remain subject to forfeiture until the risks of forfeiture lapse according to their terms. Historically, restricted stock awards vested upon the earlier of either of the following events that occurred on or prior to the 10th anniversary of the date of grant: (i) the date of a change in control; or (ii) the effective date of an initial public offering. In connection with the Closing of the Business Combination, the provisions of our outstanding restricted stock awards were amended to provide that vesting would occur on the earliest to occur of (a) August 13, 2022, (b) death, (c) disability and (d) qualifying separation, provided that the holder continues to be employed by us, or continues to be a director of ours, through such date or event.

The following table sets forth the options to purchase shares of common stock granted to our named executive officers during 2022.

Named Executive Officer	2022 Stock Options Granted
Eric D. Stonestrom	477,286
Glenn Laxdal	733,760
Uzi Shalev	345,833

These stock options were granted on January 24, 2022 for Mr. Laxdal and on May 13, 2022 for Mr. Stonestrom and Mr. Shalev and vest as to 25% of the shares on the first anniversary of the date of grant, and shall vest monthly as to 1/48 of the shares for each of the 36 months following the first anniversary of the date of grant, such that the stock option is fully-vested in four years.

The following table sets forth the restricted stock awards granted to our named executive officers during 2022.

Named Executive Officer	2022 Restricted Stock Awards Granted
Eric D. Stonestrom	838,480
Glenn Laxdal	733,670
Uzi Shalev	419,240

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table provides information regarding outstanding equity awards for our named executive officers as of December 31, 2022.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Eric D. Stonestrom	5/13/22	-	477,286	$2.43	5/13/32
	4/26/22					838,480	$1,098,409	(5)
	1/28/21(2)	64,848	70,485	$6.29	1/28/31
	2/11/20(2)	192,613	79,311	$3.96	2/11/30
	1/29/19(2)	283,939	6,041	$5.42	1/29/29
	4/27/17(2)	234,739	-	$3.36	4/27/27
	2/3/16(2)	111,566	-	$2.66	2/3/26
	1/29/15(2)	83,334	-	$2.53	1/29/25
	11/4/14(2)	103,957	-	$2.53	11/4/24
	6/9/14(2)	194,803	-	$1.95	6/9/24

Glenn Laxdal	1/24/22	-	733,760	$3.72	1/24/32	733,670	$961,108	(5)

Uzi Shalev	5/13/22	-	345,833	$2.43	5/13/32
	4/26/22					419,240	$549,204
	1/28/21(4)	15,162	16,479	$6.29	1/28/31
	2/11/20(4)	42,259	17,401	$3.96	2/11/30
	1/29/19(4)	70,985	1,510	$5.42	1/29/29
	4/27/17(4)	58,685	-	$3.36	4/27/27
	2/3/16(4)	27,897	-	$2.66	2/3/26
	1/29/15(4)	20,831	-	$2.53	1/29/25
	11/4/14(4)	25,982	-	$2.53	11/4/24
	6/9/14(4)	72,080	-	$1.95	6/9/24

(1)	Represents MIP RSUs granted at the Closing of the Business Combination. Vests on the earliest to occur of (i) August 13, 2022, (ii) the MIP Participant’s death, (iii) the MIP Participant’s disability and (iv) the MIP Participant’s qualifying separation, provided that the MIP Participant continues to be employed by us, or continues to be a director of ours, through such date or event. The MIP RSUs vested on August 13, 2022.
(2)	Vests (subject to continued service) as to 25% on first anniversary of grant date, and in 36 equal monthly installments thereafter, with all remaining unvested options vesting upon a change in control.
(3)	Originally vested upon the earlier of either of the following events that occurred on or prior to the 10th anniversary of the date of grant: (i) the date of a change in control; or (ii) the effective date of an initial public offering. At Closing, the vesting restrictions with respect to these restricted stock awards were revised to provide that the restricted stock will vest in full on the earliest to occur of (i) August 13, 2022, (ii) the holder’s death, (iii) the holder’s disability and (iv) the holder’s qualifying separation, provided that the holder continues to be employed by us, or continues to be a director of ours, through such date or event.
(4)	Vests (subject to continued service) as to 25% on first anniversary of grant date, and in 36 equal monthly installments thereafter, with 50% of any remaining unvested options vesting upon a change in control.
(5)	Valued at $1.31 per share, the closing market price of one share of Common Stock on the NYSE American on December 30, 2022, the last trading day of 2022.

Retirement Benefits

We maintain a 401(k) retirement savings plan for our U.S.-based employees, including Mr. Stonestrom, Mr. Laxdal and Mr. Shalev. Mr. Stonestrom, Mr. Laxdal and Mr. Shalev is eligible to participate in the 401(k) plan on the same terms as other full-time employees, including employer matching contributions.

Potential Payments Upon Termination or Change in Control

Name	Amount Paid on Our Terminating the Employment Contract without Cause(4)
Eric D. Stonestrom(1)	$567,500 (equivalent to 12 months’ base salary)
Glenn Laxdal(2)	$410,020 (equivalent to 12 months’ base salary)
Uzi Shalev(3)	$163,461 (equivalent to 6 months’ base salary plus 6 months’ allowance)

(1)	On involuntary termination of Mr. Stonestrom’s contract he is entitled to receive severance of 12 months’ base salary. On February 8, 2022, Mr. Stonestrom’s base salary under his employment agreement was increased to $567,500 per year.
(2)

Under Mr. Laxdal’s current offer letter, which became effective January 24, 2022, in the event of termination of Mr. Laxdal (as defined in his employment agreement) his employment with Airspan will be “at-will,” meaning either Mr. Laxdal or Airspan have the right to terminate the employment relationship at any time, with or without notice, and for any reason (or no reason) not prohibited by law. Although Mr. Laxdal’s compensation, benefits, duties and responsibilities are subject to change at any time, the at-will nature of his employment with Airspan may only be altered by an express written agreement signed by Mr. Laxdal and Airspan’s CEO. If Airspan terminates Mr. Laxdal’s employment, he will be entitled to a severance payment of twelve (12) months base salary.

(3)

Under Mr. Shalev’s current offer letter, which became effective August 16, 2016, if the Company terminates Mr. Shalev’s employment other than for “Cause” or if Mr. Shalev terminates his employment with “Good Reason” while he is based in the US, after August 15, 2017, he will be entitled to a separation payment to be paid over a six-month period following such termination, equal to 6 months of his base salary plus allowance as of the date of termination.

(4)

The termination payment arrangements for the named executive officers were individually negotiated with each named executive officer at different time periods. We do not have a policy or set parameters for such arrangements and do not believe that such arrangements materially affected the other compensation elements for the named executive officers.

Upon the occurrence of a “change in control”, as defined in our stock option agreements under our equity compensation plans, the following provisions apply to option awards under our equity compensation plans:

Upon the occurrence of a “change in control” (as defined below), if we or any successor, assign, or purchaser thereof does not either: (a) continue the option (as adjusted, if necessary, to retain its pre-“change in control” economic value and aggregate “spread” between the option shares’ fair market value and exercise price) or (b) grant a new option of at least equivalent economic value, aggregate “spread,” and other terms and conditions as the pre-“change in control” option, then an additional 50 percent (100 percent in the case of options granted to Mr. Stonestrom and Mr. Brant) of any remaining unvested options will automatically vest. In the case of options granted to Mr. Stonestrom and Mr. Brant, if there is a “change in control” and we or any successor, assign, or purchaser thereof either: (i) continues the option (as adjusted, if necessary, to retain its pre-“change in control” economic value and aggregate “spread” between the option shares’ fair market value and exercise price) or (ii) grants a new option of at least equivalent economic value, aggregate “spread,” and other terms and conditions as the pre-“change in control” option, and within two years of the effective date of the “change in control” either optionee’s employment is terminated, or the optionee voluntarily terminates their employment with good reason, then 100 percent of any remaining options will automatically vest. All such vested options may be exercised (together with any other previously or subsequently vested options) until the later of (A) the date related to termination of the employee, or (B) one year from such “change in control”, but in no event longer than ten years from the original date of grant.

A “change in control” as defined in the stock option agreements under our equity compensation plans means any consolidation or merger of us with or into another corporation or entity (after which our pre-existing stockholders do not own a majority of the outstanding shares of the surviving entity), an acquisition or sale of substantially all of our assets or a sale of stock in a single transaction (or several related transactions) to one person (or a group acting together) who, as a result of such transaction, shall own more than 50% voting control of us, or any voluntary or involuntary liquidation, dissolution or winding up of our affairs.

Legacy Airspan 2009 Omnibus Equity Compensation Plan

At the Closing, we assumed Legacy Airspan’s 2009 Omnibus Equity Compensation Plan (the “Legacy Airspan Plan”) and the options to purchase Legacy Airspan capital stock granted thereunder that were outstanding immediately prior to the Closing were converted into options to purchase an aggregate of 5,815,796 shares of Common Stock and the shares of Legacy Airspan restricted stock granted thereunder that were outstanding immediately prior to the Closing were converted into an aggregate of 345,471 shares of restricted Common Stock. We have not granted and will not grant any awards under the Legacy Airspan Plan following the Closing.

Airspan Networks Holdings Inc. 2021 Stock Incentive Plan

At the 2022 annual meeting of the stockholders of the Company, the Company’s stockholders considered and approved the Airspan Networks Holdings Inc. Amended and Restated 2021 Stock Incentive Plan (the “2021 Plan”). The 2021 Plan authorizes the compensation committee of the Board to provide incentive compensation to eligible employees, officers, non-employee directors, consultants, independent contractors or advisors providing services to us, or any person to whom we extend an offer of employment or engagement, in the form of stock options, stock appreciation rights, restricted stock, RSUs, dividend equivalents and other stock-based awards. The 2021 Plan authorizes the issuance of up to 11,651,168 shares of Common Stock, plus any shares of our Common Stock subject to outstanding awards under the Legacy Airspan Plan that are forfeited or reacquired by us due to termination or cancellation.

Director Compensation

During the year ended December 31, 2022, we paid our non-management directors the annual fees set forth below:

●	Board fees of $50,000 per year;

●	Board Chair fee of $45,000 per year;

●	Audit Committee member fees of $12,500 per year with the Audit Committee Chair earning $25,000 per year;

●	Compensation Committee member fees of $7,500 per year, with the Compensation Committee Chair earning $15,000 per year;

●	Nominating and Corporate Governance Committee member fees of $5,000 per year, with the Nominating and Corporate Governance Committee Chair earning $10,000 per year; and

●	Technology and Cyber Security Committee member fees of $7,500 per year, with the Technology and Cyber Security Committee Chair earning $15,000 per year.

●	Special Committee member fees of $800 per meeting.

In addition, Mr. Huseby receives an annual retainer of $115,000 for his role as adviser to the Chairman of the Board. Mr. Stonestrom does not receive any compensation for his services as a director.

The following table provides information on the compensation of our non-management directors in fiscal 2022.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Bandel L. Carano	$-	$-
Michael T. Flynn	79,875	79,875
Thomas S. Huseby	213,800	213,800
Scot B. Jarvis	65,000	65,000
Michael Liebowitz	67,500	67,500
Mathew Oommen	-	-
Divya Seshamani	82,500	82,500
Dominique Trempont	96,300	96,300

As of December 31, 2022, Mr. Flynn had 25,359 and Mr. Huseby had 38,424 restricted Common Stock awards outstanding. As of December 31, 2022, Mr. Flynn had restricted stock units with respect to 77,923 shares of Common Stock outstanding, Mr. Huseby had restricted stock units with respect to 195,173 shares of Common Stock outstanding and Messrs. Carano, Jarvis, Liebowitz, Oommen and Trempont and Ms. Seshamani each had restricted stock units with respect to 20,173 shares of Common Stock outstanding. In addition, the following stock options were outstanding and held by our directors: Mr. Flynn, 104,380; Mr. Huseby, 288,401; Mr. Jarvis, 70,976; and Mr. Trempont, 79,304.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of April 21, 2023, by:

●	each person who is the beneficial owner of more than 5% of issued and outstanding shares of our common stock;

●	each of our current named executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, which includes the power to dispose of or to direct the disposition of the security or the right to acquire such powers within 60 days. In computing the number of shares of our common stock beneficially owned by a person or entity and the percentage ownership, we deem outstanding shares of our common stock subject to options and warrants held by that person or entity that are currently exercisable or exercisable within 60 days of April 21, 2023. We do not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise indicated, and subject to applicable community property laws, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

The beneficial ownership of shares of our Common Stock is based on 74,582,992 shares of Common Stock issued and outstanding as of April 21, 2023.

Name and Address of Beneficial Owner(1)	Number of shares of Common Stock	%
Directors and Executive Officers(1)
Eric D. Stonestrom(2)	2,572,378	3.5%
Glenn Laxdal(3)	486,184	*
David Brant(4)	1,233,062	1.7%
Henrik Smith-Petersen(5)	975,107	1.3%
Uzi Shalev(6)	743,276	*
Bandel L. Carano(7)	33,079,557	44.4%
Michael T. Flynn(8)	225,326	*
Thomas S. Huseby(9)	564,582	*
Scot B. Jarvis(10)	391,278	*
Mathew Oommen	20,173	*
Dominique Trempont(11)	124,124	*
Divya Seshamani	20,173	*
Michael S. Liebowitz(12)	1,036,568	1.4%
All Directors and Executive Officers as a Group (14 individuals)(13)	41,471,788	55.6%

Five Percent Holders:
Oak Investment Partners(7)	32,949,384	44.2%
SoftBank Group Capital Limited(14)	15,721,957	21.1%

*	Less than 1%

(1)	Unless otherwise noted, the address of each beneficial owner is c/o Airspan Networks Inc., 777 Yamato Road, Suite 310, Boca Raton, Florida 33431.
(2)	Common Stock consists of (i) 837,227 shares of Common Stock; (ii) 1,453,192 shares of Common Stock issuable on exercise of options that are exercisable within 60 days from April 21, 2023, (iii) 279,490 shares of restricted stock units that vest within 60 days from April 21, 2023 and (iv) 2,469 shares of Common Stock issuable upon exercise of Post-Combination Warrants.
(3)	Common Stock consists of (i) 180,491 shares of Common Stock, (ii) 244,557 shares of Common Stock issuable on exercise of options that are exercisable within 60 days from April 21, 2023 and (iii) 61,136 restricted stock units that vest within 60 days from April 21, 2023.
(4)	Common Stock consists of (i) 290,419 shares of Common Stock, (ii) 802,649 shares of Common Stock issuable on exercise of options that are exercisable within 60 days from April 21, 2023, (iii) 139,745 restricted stock units that vest within 60 days from April 21, 2023 and (iv) 249 shares of Common Stock issuable upon exercise of Post-Combination Warrants.
(5)	Common Stock consists of (i) 269,690 shares of Common Stock, (ii) 565,672 shares of Common Stock issuable on exercise of options that are exercisable within 60 days from April 21, 2023 and (ii) 139,745 restricted stock units that vest within 60 days from April 21, 2023.
(6)	Common Stock consists of (i) 163,722 shares of Common Stock, (ii) 439,809 shares of Common Stock issuable on exercise of options that are exercisable within 60 days from April 21, 2023 and (iii) 139,745 restricted stock units that vest within 60 days from April 21, 2023.
(7)	Common Stock consists of (i) 28,639,059 shares of Common Stock held by Oak Investment Partners XI, Limited Partnership and Oak Investment Partners XIII, Limited Partnership (collectively, “Oak Investment Partners”); (ii) 4,310,325 shares of Common Stock issuable upon exercise of Post-Combination Warrants held by Oak Investment Partners; and (iii) 130,173 shares of Common Stock held by Mr. Carano. The address of the entities affiliated with Oak Investment Partners is 901 Main Avenue, Suite 600, Norwalk, Connecticut 06851. Mr. Carano has shared power to vote and dispose of the shares held by Oak Investment Partners. Mr. Carano disclaims beneficial ownership of the shares held by Oak Investment Partners, except to the extent of his pecuniary interest therein.
(8)	Common Stock consists of (i) 103,282 shares of Common Stock and (ii) 122,044 shares of Common Stock issuable on exercise of options that are exercisable within 60 days from April 21, 2023.
(9)	Common Stock consists of (i) 233,598 shares of Common Stock and (ii) 330,984 shares of Common Stock issuable on exercise of options that are exercisable within 60 days from April 21, 2023.
(10)	Common Stock consists of (i) 20,173 shares of Common Stock and (i) 251,910 shares of Common Stock held by Connis Point Partners, LLC, of which Mr. Jarvis is the Managing Member, (ii) 38,181 shares of Common Stock issuable upon exercise of Post-Combination Warrants held by Connis Point Partners, LLC and (iii) 81,014 shares of Common Stock issuable on exercise of options that are exercisable within 60 days from April 21, 2023. The address of Connis Point Partners, LLC is 3825 Issaquah Pine Lake Rd. SE, Sammamish, Washington 98075.
(11)	Common Stock consists of (i) 31,423 shares of Common Stock and (ii) 92,701 shares of Common Stock issuable on exercise of options that are exercisable within 60 days from April 21, 2023.
(12)	Common Stock consists of (i) 896,599 shares of Common Stock and (ii) 139,969 shares of Common Stock issuable upon exercise of Private Placement Warrants.
(13)	Consists of a total of (i) 4,107,272 options exercisable, (ii) 815,983 restricted stock units and (iii) 4,491,193 Warrants.
(14)	Includes 1,938,071 shares of Common Stock issuable upon exercise of Post-Combination Warrants. The address of SoftBank Group Capital Limited is 69 Grosvenor Street, London, W1K 3JP United Kingdom. Shares are subject to the irrevocable proxy and power of attorney dated March 8, 2021, as further described in this proxy statement in the section entitled “Certain Relationships and Related Person Transactions — Legacy Airspan — Equity Financings — SoftBank.”

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Airspan

Registration Rights and Lock-Up Agreement

On August 13, 2021, the Company, certain stockholders of New Beginnings (the “Sponsor Holders”) and certain stockholders of Legacy Airspan (collectively with the Sponsor Holders, the “Holders”) entered into that certain Registration Rights and Lock-Up Agreement (the “Registration Rights and Lock-Up Agreement”).

Pursuant to the terms of the Registration Rights and Lock-Up Agreement, we are obligated to file a shelf registration statement to register the resale of certain of our securities held by the Holders. In addition, subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders may demand at any time or from time to time, to sell all or any portion of their registrable securities in an underwritten offering pursuant to a shelf registration statement so long as (i) the total offering price is reasonably expected to exceed $50 million or (ii) if such requesting Holder reasonably expects to sell all of the registerable securities held by such Holder in such underwritten offering pursuant to a shelf registration statement, the total offering price is reasonably expected to exceed $10 million. The Registration Rights and Lock-Up Agreement also provides the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Subject to certain exceptions, the Registration Rights and Lock-Up Agreement further provided for our securities held by Oak Investment Partners XI, Limited Partnership, Oak Investment Partners XIII, Limited Partnership, Qualcomm Incorporated, Reliance Jio Infocomm USA Inc. (“Reliance”) and SoftBank Group Capital Limited (“SoftBank”) to be locked-up for a period of six months following the Closing, while the shares of Common Stock initially purchased by the Sponsor in a private placement in September 2020 (the “Founder Shares”) held by the Sponsor will be locked-up for a period of one year following the Closing, in each case subject to earlier release upon (i) the date on which the last reported sale price of our Common Stock equals or exceeds $12.50 per share for any 20 trading days within any 30-day trading period or (ii) the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction after the Closing that results in all of our stockholders having the right to exchange their shares of our Common Stock for cash, securities or other property.

The Registration Rights and Lock-Up Agreement also provided that the Private Placement Warrants and shares of Common Stock underlying the Private Placement Units, along with any shares of Common Stock underlying the Private Placement Warrants, were locked-up for a period of 30 days following the Closing so long as such securities were held by the initial purchasers of the Private Placement Units or their permitted transferees.

Stockholders Agreement

On August 13, 2021, the Company, the Sponsor and certain stockholders of Legacy Airspan entered into the Stockholders Agreement, which provides, among other things, that, from and after the Closing and until such time as the Sponsor beneficially owns less than 1,535,000 shares of our Common Stock, the Sponsor will have the right to nominate a director (the “Sponsor Director”), who is initially Michael Liebowitz. The Stockholders Agreement also provides that for so long as the Sponsor Director is an independent director, the Sponsor Director will be appointed to, and serve on, the nominating and corporate governance committee of the Board (or, if there is no nominating and corporate governance committee of the Board, such other committee of the Board that is primarily responsible for nominating and corporate governance matters).

Amended Credit Agreement

At Closing, on August 13, 2021, the Company, Legacy Airspan and certain of its subsidiaries who are party to the Fortress Credit Agreement entered into the August 2021 Fortress Amendment with Fortress to, among other things, add the Company as a guarantor, recognize and account for the Business Combination, recognize and account for the Convertible Notes and provide updated procedures for replacement of LIBOR. On March 29, 2022, the Company, Legacy Airspan and certain of its subsidiaries who are party to the Fortress Credit Agreement entered into the March 2022 Fortress Credit Amendment to, among other things, amend the financial covenants included in the Fortress Credit Agreement. On November 14, 2022, the Company, Legacy Airspan and certain of our subsidiaries who are party to the Fortress Credit Agreement entered into the November 2022 Fortress Credit Amendment to, among other things, effect a limited waiver of certain events of default under the Fortress Credit Agreement. SoftBank has an indirect, non-controlling beneficial interest in Fortress, which is the agent and principal lender under the Fortress Credit Agreement. At December 31, 2022, there was approximately $44.1 million aggregate principal amount of indebtedness outstanding under the Fortress Credit Agreement, which is the largest aggregate principal amount outstanding during the year ended December 31, 2022. During the year ended December 31, 2022, we paid approximately $2.6 million in interest and $5.3 million of principal under the Fortress Credit Agreement.

The Fortress Credit Agreement has a maturity date of December 30, 2024. Under the Fortress Credit Agreement, the initial term loan (“Tranche 1”) total commitment of $34.0 million and a term loan (“PIK” or “Paid-in-Kind”) commitment of $10.0 million (“Tranche 2”) were both funded to Legacy Airspan on December 30, 2020. Under the terms of the Fortress Credit Agreement, we may expand the term loan commitment by $20.0 million, subject to the terms of the Fortress Credit Agreement. The Fortress Credit Agreement contains a prepayment premium of 5.0% if the prepayment occurs during the period from December 30, 2021 through December 29, 2022, and 3.0% if the prepayment occurs during the period from December 30, 2022 through December 29, 2023. The Fortress Credit Agreement also contains a prohibition on prepayment during the period from December 30, 2020 through December 29, 2021 and a related fee in the amount of the make-whole amount of interest that would have been payable had such prepayment not been made.

To secure its obligations under the Fortress Credit Agreement, Fortress was assigned PWB’s security interest under the PWB Facility and we granted Fortress, as security for the obligations, a security interest in (a) all of the real, personal and mixed property in which liens are granted or purported to be granted pursuant to any of the collateral documents as security for the obligations, (b) all products, proceeds, rents and profits of such property, (c) all of each loan party’s book and records and (d) all of the foregoing whether now owned or existing, in each case excluding certain excluded assets.

The Fortress Credit Agreement contains representations and warranties, events of default and affirmative and negative covenants, which include, among other things, certain restrictions on the ability to pay dividends, create liens, incur additional indebtedness, make investments, dispose of assets, consummate business combinations (except for permitted investments, as defined in the Fortress Credit Agreement), and make distributions. In addition, financial covenants apply. Prior to the March 2022 Fortress Credit Amendment, these financial covenants included (a) minimum liquidity of $4.0 million as of December 31, 2020 and $5.0 million thereafter, (b) minimum last twelve-month revenue and (c) minimum last twelve-month EBITDA. Pursuant to the March 2022 Fortress Credit Amendment, the financial covenants included in the Fortress Credit Agreement were amended to increase the minimum liquidity requirement to an amount between $15.0 million and $20.0 million, depending on EBITDA performance levels and whether a default or event of default exists under the Fortress Credit Agreement, and decrease the minimum last twelve-month revenue and EBITDA requirements. Revenue and EBITDA financial covenants are tested quarterly.

The interest rate for Tranche 1 is based on the level of our Net EBITDA Leverage Ratio. The initial applicable rate for Tranche 1 is set at Level V (see table below). After the initial applicable rate period, the relevant rate is as follows for Tranche 1:

Level	Net EBITDA Leverage Ratio	Base Rate Loan	LIBOR Loan
Level I	Less than or equal to 2.00:1.00	The applicable rate is the Base Rate plus 6.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 0.50%	The applicable rate is LIBOR plus 7.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 1.50%

Level II	Less than or equal to 3.00:1.00 but greater than 2.00:1.00	The applicable rate is the Base Rate plus 7.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 1.50%	The applicable rate is LIBOR plus 8.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 2.50%

Level III	Less than or equal to 4.00:1.00 but greater than 3.00:1.00	The applicable rate is the Base Rate plus 8.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 2.50%	The applicable rate is LIBOR plus 9.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 3.50%

Level IV	Less than or equal to 5.00:1.00 but greater than 4.00:1.00	The applicable rate is the Base Rate plus 9.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 3.50%	The applicable rate is LIBOR plus 10.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 4.50%

Level V	Greater than 5.00:1.00	The applicable rate is the Base Rate plus 10.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 4.50%	The applicable rate is LIBOR plus 11.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 5.50%

Interest with respect to Tranche 1 is payable monthly in accordance with the Cash Component/PIK Component split described in the foregoing table. With respect to Tranche 2, the relevant applicable rate is 5.0% as of December 31, 2022, and is payable monthly as interest paid in kind.

Convertible Notes

Immediately prior to Closing, on August 13, 2021, we issued $50,000,000 aggregate principal amount of Convertible Notes under the Convertible Note Purchase Agreement. At Closing, Legacy Airspan and certain of its subsidiaries who are party to the Fortress Credit Agreement entered into a joinder agreement to add Legacy Airspan and such subsidiaries as guarantors under the Convertible Note Purchase Agreement and to reaffirm the obligations and security intended to be granted thereby. On March 29, 2022, we and certain of our subsidiaries who are party to the Convertible Note Purchase Agreement entered into the March 2022 Fortress Convertible Note Agreement Amendment to, among other things, amend the financial covenants included in the Convertible Note Purchase Agreement, the conversion price of the Convertible Notes and the optional redemption provisions of the Convertible Notes. SoftBank has an indirect, non-controlling beneficial interest in Fortress, which is the collateral agent and trustee under the Convertible Note Purchase Agreement and the Convertible Notes. SoftBank has an indirect, non-controlling beneficial interest in each holder of Convertible Notes.

The Convertible Notes bear interest at the Base Rate, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on September 30, 2021. Under certain circumstances, a default interest will apply following an event of default under the Convertible Notes at a per annum rate equal to the lower of (i) the Base Rate plus 3.75% and (ii) the maximum amount permitted by law. The Convertible Notes mature on December 30, 2024, unless earlier accelerated, converted, redeemed or repurchased. The Convertible Notes are secured by substantially all of our assets and a pledge of the capital stock of our subsidiaries.

Prior to the March 2022 Fortress Convertible Note Agreement Amendment, each Convertible Note, together with all accrued but unpaid interest thereon, was convertible, in whole or in part, at the option of the holder thereof, at any time prior to the payment in full of the principal amount thereof (together with all accrued but unpaid interest thereon), into shares of our Common Stock at a conversion price equal to $12.50 per share. Pursuant to the March 2022 Fortress Convertible Note Agreement Amendment, the conversion price with respect to the Convertible Notes was decreased to $8.00 per share. The conversion price with respect to the Convertible Notes is subject to adjustment to reflect stock splits and subdivisions, stock and other dividends and distributions, recapitalizations, reclassifications, combinations and other similar changes in capital structure. The conversion price with respect to the Convertible Notes is subject to a broad-based weighted average anti-dilution adjustment in the event we issue, or are deemed to have issued, shares of our Common Stock, other than certain excepted issuances, at a price below the conversion price then in effect. In addition, pursuant to the March 2022 Fortress Convertible Note Agreement Amendment, if, during the period commencing on and including the date of the March 2022 Fortress Convertible Note Agreement Amendment and ending on and including the 15-month anniversary of the date of the March 2022 Fortress Convertible Note Agreement Amendment, there is no 30 consecutive trading day-period during which the average of the Daily VWAPs for such 30 consecutive trading day-period (after excluding the three highest and three lowest Daily VWAPs during such period) equals or exceeds $10.00 (as adjusted for stock splits, stock combinations, dividends, distributions, reorganizations, recapitalizations and the like), the conversion price with respect to the Convertible Notes will be reduced to the amount that such conversion price would otherwise have been had the conversion price with respect to the Convertible Notes been $6.00 on the date of the March 2022 Fortress Convertible Note Agreement Amendment. Notwithstanding the above, the number of shares of our Common Stock that may be acquired by a holder upon any conversion of a Convertible Note will be limited to the extent necessary to insure that, following such conversion, the total number of shares of our Common Stock then beneficially owned by that holder and its affiliates and any other person whose beneficial ownership of our Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act does not exceed 4.999% of the total number of issued and outstanding shares of our Common Stock (including the shares of our Common Stock issuable upon such conversion).

Upon the occurrence of a change of control, or if our Common Stock or other securities into which the Convertible Notes are then convertible cease to be listed for trading on a U.S. national securities exchange, in each case, prior to the maturity date of the Convertible Notes, a holder of Convertible Notes will have the right, at its option, to require us to repurchase for cash all or a portion of the holder’s Convertible Notes at a repurchase price equal to the sum of (i) all of the principal to be repurchased, (ii) any accrued and unpaid interest thereon through the date of repurchase, and (iii) any applicable make-whole amount. In addition, a future voluntary prepayment of our senior secured debt under the Fortress Credit Agreement will grant a holder of Convertible Notes the right, at its option, to require us to repurchase for cash a proportionate amount of the holder’s Convertible Notes at a repurchase price equal to the sum of (a) the principal to be repurchased, (b) any accrued and unpaid interest thereon to the date of repurchase, and (c) any applicable make-whole amount. In the event certain other events occur or conditions exist, including the issuance of certain Indebtedness (as defined in the Convertible Note Purchase Agreement), certain asset dispositions, and certain issuances of equity, a holder of Convertible Notes will have the right, at its option, to require us to repurchase for cash a portion of the holder’s Convertible Notes at a repurchase price equal to the sum of (x) the principal to be repurchased, (y) any accrued and unpaid interest thereon to the date of repurchase, and (z) any applicable make-whole amount. In the event certain cash flow thresholds are exceeded or certain proceeds of condemnation or insurance are received and not reinvested, a holder of Convertible Notes will have the right, at its option, to require us to repurchase for cash a portion of the holder’s Convertible Notes at a repurchase price equal to the sum of (A) all of the principal to be repurchased, and (B) any accrued and unpaid interest thereon to or through, as applicable, the date of repurchase.

The Convertible Notes will not be redeemable by us prior to the second anniversary of the issuance of the Convertible Notes. On or after such second anniversary, the Convertible Notes will be redeemable, in whole or in part, by us for cash, shares of our Common Stock or any combination thereof, at our option, if the last reported sale price of our Common Stock has been at least 130% of the “triggering price” then in effect for the 30 consecutive trading days ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption to the holders of Convertible Notes at a redemption price equal to (i) all of the principal to be redeemed, (ii) any accrued and unpaid interest thereon through the date of redemption, and (iii) any applicable make-whole amount. The current “triggering price” is $12.50 per share, which triggering price is subject to adjustment in the same manner and at the same times as the conversion price with respect to the Convertible Notes is adjusted pursuant to the terms of the Convertible Notes, except that no adjustment will be made to the triggering price in connection with the Stock Threshold Reduction.

The terms of the Convertible Notes and the Convertible Note Purchase Agreement contain representations and warranties, events of default and affirmative and negative covenants, which include, among other things, certain restrictions on the ability to pay dividends, create liens, incur additional indebtedness, make investments, dispose of assets, consummate business combinations (except for permitted investments, as defined in the Convertible Note Purchase Agreement), and make distributions. In addition, financial covenants apply. Prior to the March 2022 Convertible Note Agreement Amendment, these financial covenants included (a) minimum liquidity of $5.0 million, (b) minimum last twelve-month revenue and (c) minimum last twelve-month EBITDA and certain other expenses including non-cash stock compensation, non-recurring costs in connection with the loan and Convertible Notes documentation and the Business Combination, warrant liabilities, and other noncash amortization expenses, in each case, determined in accordance with GAAP. Pursuant to the March 2022 Convertible Note Agreement Amendment, the financial covenants included in the Convertible Note Purchase Agreement were amended to increase the minimum liquidity requirement to an amount between $15.0 million and $20.0 million, depending on EBITDA performance levels and whether a default or event of default exists under the Convertible Note Purchase Agreement, and decrease the minimum last twelve-month revenue and EBITDA requirements. Revenue and EBITDA financial covenants are tested quarterly. The Convertible Notes are pari passu in right of payment and lien priority and are secured by a security interest in (a) all of the real, personal and mixed property in which liens are granted or purported to be granted pursuant to any of the collateral documents as security for the obligations, (b) all products, proceeds, rents and profits of such property, (c) all of each loan party’s book and records and (d) all of the foregoing whether now owned or existing, in each case excluding certain excluded assets.

During the year ended December 31, 2022, we paid approximately $3.5 million in interest and no principal under the Convertible Notes.

Indemnification Agreements

We have entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in the Certificate of Incorporation and our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in the Certificate of Incorporation and our Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Prior to the Closing, Legacy Airspan and New Beginnings had also entered into customary indemnification agreements with all of their respective directors and executive officers.

Legacy Airspan

Investment Private Placement

Contemporaneously with the execution of the Business Combination Agreement, certain investors entered into certain subscription agreements, pursuant to which such investors agreed to subscribe for and purchase shares of Common Stock at a purchase price of $10.00 per share in a transaction to be consummated immediately prior to the consummation of the Business Combination (the “PIPE”). SoftBank and Oak Investment Partners (“Oak”), each of whom, at the time of the subscription agreements, beneficially owned more than 5% of the issued and outstanding Legacy Airspan Common Stock, on a fully-converted basis, agreed to invest in the PIPE. The investments in the PIPE closed on August 13, 2021. In addition, Bandel Carano, the general partner of Oak, and Scot Jarvis and Thomas Huseby, venture partners of Oak, were members of the Legacy Airspan board of directors prior to Closing and are current members of our Board.

Equity Financings

Series H Senior Preferred Stock Financing

From December 14, 2020 to February 2, 2021, Legacy Airspan sold an aggregate of 181,294 shares of its Series H Senior Preferred Stock at a purchase price of $61.50 per share, for an aggregate purchase price of $11,149,581, pursuant to its Series H Senior Preferred Stock financing.

The following table summarizes purchases of Legacy Airspan’s Series H Senior Preferred Stock by related persons and their affiliated entities. None of Legacy Airspan’s executive officers purchased shares of its Series H Senior Preferred Stock.

Stockholder	Shares of Legacy Airspan Series H Senior Preferred Stock	Total Purchase Price
Oak Investment Partners XIII, Limited Partnership(1)	56,910	$3,499,965
Qualcomm Incorporated(2)	12,194	$749,931
Connis Point Partners, LLC(3)	4,066	$250,059
New Enterprise Associates 14, L.P.(4)	29,594	$1,820,031
NEA 15 Opportunity Fund, L.P.(4)	2,928	$180,072
SoftBank Group Capital Limited(5)	48,780	$2,999,970

(1)	Bandel Carano, a member of Legacy Airspan’s board of directors at the time of the investment and current member of our Board, is general partner of Oak. Scot Jarvis and Thomas Huseby, members of Legacy Airspan’s board of directors at the time of the investment and current members of our Board, are venture partners in Oak.
(2)	Quinn Li, a member of Legacy Airspan’s board of directors at the time of the investment, is affiliated with Qualcomm.
(3)	Scot Jarvis, a member of Legacy Airspan’s board of directors at the time of the investment and a current member of our Board is an affiliate of Connis Point Partners, LLC.
(4)	NEA is a former stockholder of Mimosa and, prior to the Closing, held 234,856 shares of Legacy Airspan’s Class B common stock.
(5)	SoftBank is our subordinated lender and has an indirect, non-controlling beneficial interest in Fortress, which is the agent and principal lender under the Fortress Credit Agreement and the collateral agent and trustee under the Convertible Note Purchase Agreement and the Convertible Notes, and also has an indirect, non-controlling beneficial interest in each Convertible Notes Purchaser.

SoftBank

On October 1, 2015, Legacy Airspan issued a warrant to SoftBank to purchase shares of Legacy Airspan’s Series D Preferred Stock, par value $0.0001 per share, which was amended by Amendment No. 1, dated February 3, 2016, Amendment No. 2, dated July 1, 2016 and Amendment No. 3, dated July 3, 2017 (the “SoftBank Warrant”). In connection with the Business Combination, on March 8, 2021, concurrently with the execution of the Business Combination Agreement, SoftBank and New Beginnings entered into the an irrevocable proxy agreement (the “Proxy Agreement”), pursuant to which, among other things, SoftBank granted to the proxyholder named therein an irrevocable proxy and power of attorney with respect to any shares of Common Stock held by SoftBank representing in excess of 9.90% of our voting power in any applicable vote, consent, election, waiver or other action of our stockholders (the “Subject Shares”). Pursuant to the Proxy Agreement the proxyholder named in the Proxy Agreement will vote the Subject Shares in the same manner and proportion as all other shares of stock entitled or eligible to vote on the applicable matter, excluding any shares of stock held by SoftBank and its affiliates. As consideration for, among other things, SoftBank’s cooperation with, participation in, and consent to the Business Combination and the entry into the Proxy Agreement, Legacy Airspan and SoftBank agreed to amend and restate the SoftBank Warrant to, among other things, (i) reduce the purchase price to $45.9875 per share and (ii) provide for the automatic net exercise of the warrant upon the completion of the Business Combination.

As further described above under “Certain Relationships and Related Person Transactions — Airspan — Amended Credit Agreement” and “Certain Relationships and Related Person Transactions — Airspan — Convertible Notes,” SoftBank has an indirect, non-controlling beneficial interest in Fortress, which is the agent and principal lender under the Fortress Credit Agreement and the collateral agent and trustee under the Convertible Note Purchase Agreement and the Convertible Notes, and also has an indirect, non-controlling beneficial interest in each Convertible Notes Purchaser.

SoftBank is a subordinated lender to Legacy Airspan under the term loan agreement, dated February 9, 2016, as amended by amendments thereto, including Amendment No. 5 thereto dated as of December 30, 2020 (the “SoftBank Working Capital Agreement”). At December 31, 2022, there was approximately $41.5 million aggregate principal amount of indebtedness outstanding under the SoftBank Working Capital Agreement. The SoftBank Working Capital Agreement bears interest at a rate of 9% per annum. Since January 1, 2021, we have paid no principal and have accrued, but not yet paid any interest, under the SoftBank Working Capital Agreement.

We derived approximately $0.2 million in revenue from sales of products and services to SoftBank from January 1, 2022 through December 31, 2022.

Pendrell Corporation (“Pendrell”)

Pendrell is a lender under the Fortress Credit Agreement and through affiliates, prior to Closing, held warrants to purchase an aggregate of 8,130 shares of Legacy Airspan’s Series H Senior Preferred Stock at a price of $61.50 per share expiring on December 30, 2025. Prior to the Closing, Pendrell also owned an aggregate of 16,260 shares of Legacy Airspan’s Series H Senior Preferred Stock.

Reliance

We are a supplier of products to Reliance. Reliance has accounted for approximately $26.8 million of our revenues between January 1, 2022 through December 31, 2022. Prior to the Closing, Reliance held an aggregate of 162,602 shares of Legacy Airspan’s Series D Preferred Stock.

Mr. Mathew Oommen, our director, is affiliated with Reliance.

Foxconn Technology Group (“Foxconn”)

Foxconn is our principal manufacturing supplier and has extensive commercial relationships with our company. In the period from January 1, 2022 to December 31, 2022, we paid Foxconn approximately $60.0 million. Prior to Closing, Foxconn affiliated entities held an aggregate of 96,699 shares of Legacy Airspan’s Series E Senior Preferred Stock (held by ICREATE Investments Limited) and 113,821 shares of Legacy Airspan’s Series G Senior Preferred Stock (held by Fii USA Inc.).

New Beginnings

In September 2020, the Sponsor purchased 2,156,250 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.012 per share. On October 20, 2020, New Beginnings effected a stock dividend resulting in the Sponsor holding 2,875,000 Founder Shares, representing an adjusted purchase price of approximately $0.009 per share. The Founder Shares, after giving effect to the stock dividend, included an aggregate of up to 375,000 shares of Common Stock subject to forfeiture if the over-allotment option with respect to the IPO was not exercised by the underwriters in full. In connection with the underwriters’ full exercise of their over-allotment option in November 2020, the 375,000 shares were no longer subject to forfeiture.

The Sponsor has agreed not to transfer, assign or sell its Founder Shares until the earlier of (i) one year after the date of the consummation of the Business Combination or (ii) the date on which the closing price of our shares of Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the Business Combination, or earlier, in either case, if, subsequent to the Business Combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

In September 2020, New Beginnings issued an unsecured promissory note to the Sponsor, pursuant to which New Beginnings could borrow up to an aggregate principal amount of $200,000 to be used for a portion of the expenses of the IPO. This loan was non-interest bearing, unsecured and due at the earlier of December 31, 2020 or the closing of the IPO. The loan would be repaid upon the closing of the IPO out of the offering proceeds not held in New Beginnings’ trust account. On November 2, 2020, New Beginnings repaid $120,000 to the Sponsor.

Contemporaneously with the execution of the Business Combination Agreement, on March 8, 2021, the Sponsor entered into a Sponsor Support Agreement with Legacy Airspan and New Beginnings (the “Sponsor Support Agreement”), pursuant to which the Sponsor agreed, among other things, subject to the terms and conditions of the Sponsor Support Agreement, (a) to forfeit 125,000 shares of our Common Stock held by the Sponsor immediately prior to the Closing, (b) to vote all shares of Common Stock held by the Sponsor at such time in favor of the approval and adoption of the Business Combination Agreement and approval of the Business Combination and the other related proposals, (c) to abstain from exercising any redemption rights with respect to any shares of Common Stock held by Sponsor and (d) that it would not transfer any of the shares of Common Stock held by the Sponsor or otherwise agree to transfer such shares, except pursuant to the Sponsor Support Agreement. The Sponsor Support Agreement terminated at the Closing.

Related Party Transactions Policies

Our Code of Business Conduct and Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by our Board (or the Audit Committee). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our Audit Committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The Audit Committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he or she is a related party, but that director is required to provide the Audit Committee with all material information concerning the transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2022 with management. The Audit Committee has also discussed with Grant Thornton, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee received both the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Members of the Audit Committee

Dominique Trempont (Chair)
Michael Liebowitz
Divya Seshamani

The foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, and will not be deemed to be incorporated by reference into a document filed under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Although neither our Certificate of Incorporation nor our Bylaws, nor applicable law, requires stockholder ratification of the appointment of Grant Thornton, our Board believes that our stockholders should be given the opportunity to express their views on the subject. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Grant Thornton. Even if the appointment of Grant Thornton is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders. Grant Thornton has served as our independent registered accounting firm since 2005, inclusive of serving as Legacy Airspan’s independent registered public accounting firm prior to the Business Combination.

As previously disclosed in our filings with the SEC, on August 13, 2021, the Audit Committee approved the engagement of Grant Thornton as our independent registered public accounting firm to audit our consolidated financial statements as of and for the fiscal year ended December 31, 2021. Grant Thornton served as the independent registered public accounting firm of Legacy Airspan prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), New Beginnings’ independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by Grant Thornton as our independent registered public accounting firm following the consummation of the Business Combination on August 13, 2021. Representatives of Marcum will not be present at the Annual Meeting.

Marcum’s report on New Beginnings’ financial statements as of December 31, 2020 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from August 20, 2020 (inception) through December 31, 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, but the report was modified to contain an explanatory paragraph indicating correction of misstatements.

During the interim period from January 1, 2021 through August 13, 2021 (the “Relevant Period”) there were no disagreements, as the term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K, promulgated by the SEC pursuant to the Exchange Act, with Marcum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report on New Beginnings’ financial statements.

During the Relevant Period, there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC pursuant to the Exchange Act, except that in connection with New Beginnings’ internal control over financial reporting there was a material weakness. Management identified a specific deficiency related to controls over proper classification of certain warrants that New Beginnings issued with its initial public offering and private placement that constituted a material weakness in New Beginnings’ internal controls over financial reporting as of December 31, 2020. We did not maintain effective internal controls related to the proper classification and accounting of warrants that were a part of IPO and private placement during the period from August 20, 2020 (inception) through December 31, 2020. This material weakness resulted in material misstatements and audit adjustments to warrant liability, common stock subject to possible redemption, common stock, additional paid-in capital, accumulated deficiency, warrant issuance costs and change in fair value of warrants to the consolidated financial statements for the period from August 20, 2020 (inception) through December 31, 2020.

During the Relevant Period, neither we, nor (to our knowledge) anyone acting on our behalf consulted with Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us by Grant Thornton that Grant Thornton concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K, promulgated by the SEC pursuant to the Exchange Act, and the related instructions to Item 304 of Regulation S-K, promulgated by the SEC pursuant to the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, promulgated by the SEC pursuant to the Exchange Act.

We have provided Marcum with a copy of the foregoing disclosures and have requested that Marcum furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us in response to Item 304(a) of Regulation S-K, promulgated by the SEC pursuant to the Exchange Act, and, if not, stating the respects in which it does not agree. A letter from Marcum is attached as Exhibit 16.1 to our Current Report on Form 8-K, filed with the SEC on August 19, 2021.

Required Vote

The ratification of the appointment of Grant Thornton requires the affirmative vote of a majority in voting power of the votes cast on this proposal. For this purpose, “votes cast” means all votes cast in favor of or against this proposal by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, provided a quorum is present, but will not include abstentions or broker non-votes. Accordingly, if you “ABSTAIN” from voting with respect to this proposal, it will have no effect on the vote for this proposal. Similarly, broker non-votes will also have no effect on the vote for this proposal.

Board Recommendation

Our Board unanimously recommends that you vote “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Principal Accounting Fees and Services

The aggregate fees billed by Grant Thornton LLP for professional services rendered to us for the years ended December 31, 2022 and 2021 are set forth in the table below.

	For the Fiscal Years Ended December 31,
	2022	2021
Audit Fees(1)	$737,639	$1,024,840
Audit-Related Fees(2)	-	-
Tax Fees(3)	-	-
All Other Fees(4)	1,067	5,000
Total	$738,706	$1,029,840

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, reviews of interim financial information and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements. The aggregate fees billed in 2021 include audit services related to the Business Combination.
(2)	Audit-related fees consist of fees that are reasonably related to the performance of the audit or review of our financial statements and are not reported as audit fees.
(3)	Tax fees consist of fees for professional services rendered for tax compliance, tax advice, and tax planning.
(4)	Other fees consist of fees not otherwise reported as audit fees, audit-related fees or tax fees.

Pre-Approval Policy

Our Audit Committee charter requires the Audit Committee to review and pre-approve all audit services and all permissible non-audit services to be performed for us by our independent registered public accounting firm, other than non-audit services that are subject to exceptions to pre-approval available under applicable laws and rules related to immaterial aggregate amounts of services. All services provided by of our independent registered public accounting firm for the fiscal years ended December 31, 2022 and 2021 were pre-approved by the Audit Committee.

ADDITIONAL INFORMATION

Stockholder Proposals for 2024 Annual Meeting of Stockholders

Stockholders who intend to have a proposal considered for inclusion in our proxy statement for presentation at our 2024 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us at our principal executive offices, Airspan Networks Holdings Inc., 777 Yamato Road, Suite 310, Boca Raton, Florida 33431, Attention: Secretary, no later than December 29, 2023. The proposal must comply Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.

In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy statement, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2024 annual meeting of stockholders, a notice of such nomination or proposal must be in writing and delivered to or mailed and received by our Secretary at our principal executive offices at the address specified above not later than March 22, 2024, and not before February 21, 2024, unless the date of the 2024 annual meeting of stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, in which case such notice must be delivered to or mailed and received by our Secretary at our principal executive officers at the address specified above not later than the 90th day prior to the 2024 annual meeting of stockholders or, if later, the 10th day following the day on which public disclosure of the date of the 2024 annual meeting of stockholders is first made by us. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of director nominations and stockholder proposals.

In addition to satisfying the requirements of the Bylaws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must also provide written notice to our Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to our Secretary at the Company’s principal executive offices no later than April 21, 2024.

Other Matters

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above. However, if other matters should properly come before the Annual Meeting, or any adjournment or postponement thereof, it is intended that holders of the proxies will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement.

WE WILL FURNISH, WITHOUT CHARGE, TO EACH PERSON WHOSE PROXY IS BEING SOLICITED AND WHO REPRESENTS THAT, AS OF THE RECORD DATE FOR THE ANNUAL MEETING, THEY WERE A BENEFICIAL OWNER OF SHARES OF COMMON STOCK ENTITLED TO BE VOTED AT THE ANNUAL MEETING, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022, INCLUDING OUR CONSOLIDATED FINANCIAL STATEMENTS, UPON WRITTEN REQUEST MADE TO Airspan Networks Holdings Inc., 777 Yamato Road, SUITE 310, Boca Raton, Florida 33431, Attention: Secretary. ANY EXHIBITS TO SUCH ANNUAL REPORT ON FORM 10-K WILL ALSO BE PROVIDED UPON WRITTEN REQUEST.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ELECTRONICALLY, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

/s/ Eric D. Stonestrom

Eric D. Stonestrom
Chief Executive Officer and Chairman of the Board
Boca Raton, Florida

April 28, 2023

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 19, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MIMO2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 19, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by telephone or Internet, please DO NOT mail back this proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V13154-P93186

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AIRSPAN NETWORKS HOLDINGS INC.

The Board of Directors recommends you vote FOR each nominee for director:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Bandel L. Carano
02) Michael T. Flynn
03) Scot B. Jarvis

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the 2023 fiscal year.	☐	☐	☐

NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V13155-P93186

AIRSPAN NETWORKS HOLDINGS INC.
Annual Meeting of Stockholders
June 20, 2023 11:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Eric D. Stonestrom and David Brant, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AIRSPAN NETWORKS HOLDINGS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, EDT on June 20, 2023, via live webcast at www.virtualshareholdermeeting.com/MIMO2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side